MoSys, Inc. Reports Fourth Quarter 2019 Financial Results

Fourth Quarter Revenue Exceeds Guidance

SAN JOSE, Calif., February 20, 2020 – MoSys, Inc. (NASDAQ: MOSY), a provider of high-speed semiconductor solutions, today reported financial results for the fourth quarter and fiscal year ended December 31, 2019.

Fourth Quarter 2019 Financial Results
Total net revenue for the fourth quarter of 2019 was $2.3 million, compared with $1.2 million for the previous quarter and $3.5 million for the fourth quarter of 2018. Product revenue for the fourth quarter was $2.1 million, compared with $1.0 million in the third quarter of 2019 and $3.2 million in the year ago period. The sequential increase in product revenue reflected increased shipments of our Bandwidth Engine® products.

GAAP gross margin for the fourth quarter of 2019 was 59%, compared with 66% for the third quarter of 2019 and 72% for the fourth quarter of 2018. Fourth quarter gross margin was negatively impacted by unfavorable manufacturing variances; however, the Company expects gross margin improvement in the first half of 2020.

Total operating expenses on a GAAP basis for the fourth quarter of 2019 were $2.0 million, compared with operating expenses of $2.6 million in the previous quarter, which included a goodwill impairment charge of $0.4 million, and $11.7 million in the fourth quarter of 2018, which included a goodwill impairment charge of $9.7 million. Total non-GAAP operating expenses, excluding stock-based compensation expenses, impairment of goodwill and amortization of intangible assets, for the fourth quarter of 2019 were $1.9 million, compared with $2.1 million in the third quarter of 2019 and $1.7 million in the fourth quarter of 2018.

In August 2019, the Company effected a 1-for-20 reverse stock split of its common stock. All share and per share amounts in this press release have been retroactively adjusted to reflect the reverse stock split for all current and prior periods.

GAAP net loss for the fourth quarter of 2019 was $0.7 million, or ($0.31) per share, compared with a net loss of $1.8 million, or ($0.83) per share, for the previous quarter and a net loss of $9.3 million, or ($5.04) per share, for the fourth quarter of 2018.

Non-GAAP net loss for the fourth quarter of 2019 was $0.6 million, or ($0.29) per share, compared with non-GAAP net loss of $1.3 million, or ($0.60) per share, in the prior quarter and non-GAAP net income of $0.7 million, or $0.28 per diluted share, in the fourth quarter of 2018. Adjusted EBITDA for the fourth quarter of 2019 was a negative $0.5 million, compared with a negative $1.2 million for the previous quarter and a positive $0.9 million for the fourth quarter of 2018. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Management Commentary
“We are pleased with the increase in our fourth quarter product sales, with product revenues doubling sequentially driven by increased demand from our Bandwidth Engine customers,” commented Dan Lewis, president and chief executive officer. “Most notably, we resumed shipments to a large security customer, which extended its requirements for our Bandwidth Engine 2 products. We also fulfilled significant Bandwidth Engine 3 orders from a lead customer during the quarter.

“From a product development perspective, we continue to leverage our current technologies and core competencies to expand our product offerings without incurring significant additional R&D expenses. An example is our new Software Acceleration Product Line. We recently announced the first product available for licensing from this family, our Packet Classification Platform, which utilizes our innovative virtual accelerator, the Graph Memory Engine (GME). The GME architecture allows for flexible implementation of acceleration algorithms in software with the ability to significantly scale performance by leveraging an FPGA combined with a MoSys Bandwidth Engine or Programmable HyperSpeed Engine IC. At a recent developer forum, we demonstrated the packet classification application using our GME on an integrated Xilinx UltraScale+ FPGA and Bandwidth Engine platform.”

Mr. Lewis concluded, “We remain focused on expanding our IC customer base and identifying license opportunities for our new software acceleration products with our existing customers, as well as with newly cultivated relationships in additional market segments. We have expanded our sales channels in Europe and in North America, which has generated new opportunities for both product lines, and we expect to announce an additional sales initiative during the first quarter of 2020. Overall, the Company remains well positioned with lead customers in networking, test and measurement and application delivery, where we continued to secure new design wins during 2019. We have good visibility for the first half of 2020, and we intend to continue to closely manage our expenditures in order to minimize cash burn, as we execute our business plan and expand our sales opportunities in the coming year.”

Business Outlook
The Company expects total net revenue for the first quarter of 2020 to be in the range of $1.7 million to $2.0 million.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, impairment of goodwill and intangible asset amortization. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, impairment of goodwill and intangible asset amortization. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 20, 2020 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, its expected gross margin improvement in the first half of 2020, its anticipated total net revenue for the first quarter of 2020, anticipated benefits and performance expected from its IC products, the Company’s future markets and future business prospects and its intention to continue to closely manage its expenditures in order to minimize cash burn. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

●
a lack of working capital to aggressively fund product development and growth;
●
the timing of customer orders and product shipments;
●
customer concentration;
●
lengthy sales cycle;
●
ability to enhance our existing proprietary technologies and develop new technologies;
●
achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
●
difficulties and delays in the development, production, testing and marketing of our ICs;
●
reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
●
availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
●
ability to make our new software acceleration and IP products commercially available and achieve customer acceptance of these new proprietary technologies;
●
level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
●
vigor and growth of markets served by our customers and our operations; and
other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is a provider of semiconductor solutions that enable fast, intelligent data access for cloud networking, security, test and video systems. The company’s solutions eliminate data access bottlenecks to deliver speed and intelligence for line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys’ Accelerator Engine IC product family is based on the company’s patented high-performance, high-density random-access memory and its highly efficient, high-speed GigaChip™ serial-interface technology, and incorporates powerful application accelerating in-memory compute functions. More information is available at: www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo and GigaChip are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contact:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net Revenue
Product	$2,144	$3,242	$9,377	$15,053
Royalty and other	150	209	709	1,547
Total net revenue	2,294	3,451	10,086	16,600

Cost of Net Revenue	942	964	3,931	6,346

Gross Profit	1,352	2,487	6,155	10,254

Operating Expenses
Research and development	951	1,065	4,182	4,129
Selling, general and administrative	1,053	937	4,016	4,095
Impairment of goodwill	-	9,697	420	12,856
Total operating expenses	2,004	11,699	8,618	21,080

Loss from operations	(652)	(9,212)	(2,463)	(10,826)

Other expense, net	(34)	(48)	(117)	(583)
Net Loss	$(686)	$(9,260)	$(2,580)	$(11,409)

Net loss per share
Basic and diluted	$(0.31)	$(5.04)	$(1.19)	$(14.82)

Shares used in computing net loss per share
Basic and diluted	2,178	1,839	2,165	770

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2019	2018

Assets
Current assets:
Cash, cash equivalents and investments	$6,353	$7,104
Accounts receivable, net	1,175	1,622
Inventories	968	1,148
Prepaid expenses and other	472	923
Total current assets	8,968	10,797

Property and equipment, net	197	279
Goodwill	-	420
Other	234	260
Total assets	$9,399	$11,756

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$218	$236
Deferred revenue	166	273
Accrued expenses and other	1,321	1,402
Total current liabilities	1,705	1,911

Convertible notes payable	2,858	2,671
Other long-term liabilities	-	17
Total liabilities	4,563	4,599

Stockholders' equity	4,836	7,157

Total liabilities and stockholders’ equity	$9,399	$11,756

MOSYS, INC.
 Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share
 (In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP net loss	$(686)	$(9,260)	$(2,580)	$(11,409)
Stock-based compensation expense
-Research and development	27	132	108	327
-Selling, general and administrative	37	96	155	347
Total stock-based compensation expense	64	228	263	674

Impairment of goodwill	-	9,697	420	12,856
Amortization of intangible assets	-	28	-	111

Non-GAAP net income (loss)	$(622)	$693	$(1,897)	$2,232

GAAP net loss per share, basic	$(0.31)	$(5.04)	$(1.19)	$(14.82)
Reconciling items
-Stock-based compensation expense	0.02	0.13	0.12	0.88
-Impairment of goodwill	-	5.27	0.19	16.70
-Amortization of intangible assets	-	0.02	-	0.14

Non-GAAP net income (loss) per share, basic	$(0.29)	$0.38	$(0.88)	$2.90

GAAP net loss per share, diluted	$(0.31)	$(3.74)	$(1.19)	$(13.01)
Reconciling items
-Stock-based compensation expense	0.02	0.09	0.12	0.77
-Impairment of goodwill	-	3.92	0.19	14.66
-Amortization of intangible assets	-	0.01	-	0.13

Non-GAAP net income (loss) per share, diluted	$(0.29)	$0.28	$(0.88)	$2.55

Shares used in computing non-GAAP net income (loss) per share
Basic	2,178	1,839	2,165	770
Diluted	2,178	2,472	2,165	877

MOSYS, INC.
  Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(686)	$(9,260)	$(2,580)	$(11,409)
Stock-based compensation expense
Research and development	27	132	108	327
Selling, general and administrative	37	96	155	347
Stock-based compensation expense	64	228	263	674

Impairment of goodwill	-	9,697	420	12,856
Amortization of intangible assets	-	28	-	111

Non-GAAP net income (loss)	(622)	693	(1,897)	2,232
EBITDA adjustments:
Depreciation	37	112	185	598
Interest expense	56	51	220	582
Provision for income taxes	-	9	-	13

Adjusted EBITDA	$(529)	$865	$(1,492)	$3,425